                                                              Exhibit 99(g)(1)ii

                                                                    ATTACHMENT A

                                    JPMORGAN
                               SECURITIES LENDING

                                  THE UBS FUNDS

     APPROVED UK BORROWERS

BORROWER NAME                                            APPROVED CREDIT LIMIT ($)   NOTES
-------------                                            -------------------------   ---------
BNP Paribas S.A                                                       100,000,000
Bear Stearns International Ltd.                                       100,000,000
CIBC World Markets PLC                                                100,000,000
Credit Suisse First Boston Europe Ltd.                                100,000,000
Daiwa Securities SMBC Europe Ltd.                                     100,000,000    no longer active in JPM program.
Deutsche Bank AG London Branch                                        200,000,000
Goldman Sachs International                                           300,000,000
Lehman Brothers International                                         200,000,000
Merrill Lynch International                                           300,000,000
Morgan Stanley & Co. International Ltd.    *                          800,000,000
Nomura International PLC                                              200,000,000

     APPROVED U.S. BORROWERS

BORROWER NAME                                            APPROVED CREDIT LIMIT ($)
-------------                                            -------------------------
A.G. Edwards & Sons, Inc.                                              50,000,000    no longer active in JPM program.
ABN AMRO Inc.                                                         100,000,000
Barclays Capital, Inc.                                                100,000,000
Bear Stearns & Co.                                                    500,000,000
BNP Paribas Securities Corp.                                          100,000,000
CIBC World Markets Corp.                                              100,000,000
Credit Suisse First Boston Corp.                                      100,000,000
Dean Witter Reynolds, Inc.                                            100,000,000    merged with Morgan Stanley & Co. Inc.
Deutsche Bank Securities Inc.                                         500,000,000
Donaldson, Lufkin & Jenrette Securities Corp.                         100,000,000    changed name to Pershing LLC
Dresdner Kleinwort Wasserstein Securities LLC                         200,000,000
Goldman Sachs & Co.                                                   800,000,000
ING Barings Corp.                                                     100,000,000    changed name to ING Financial Markets LLC
J.P. Morgan Securities, Inc.                                          100,000,000
Lehman Brothers, Inc.                                                 800,000,000
M.S. Securities Services, Inc.            *                           800,000,000
Merrill Lynch Pierce Fenner & Smith Inc.                              200,000,000
Morgan Stanley & Co., Inc.                *                           800,000,000
Nomura Securities International, Inc.                                 300,000,000
Paloma Securities LLC                                                 100,000,000
Prudential Securities Inc.                                            100,000,000    no longer active in JPM program.
Raymond James & Associates, Inc.                                       50,000,000
Salomon Smith Barney Inc.                                             300,000,000    changed name to Citigroup Global Markets, Inc.
SG Cowen Securities Corp.                                             100,000,000
Spear, Leeds & Kellogg                                                100,000,000
US Clearing Corp., a division of Fleet Securities, Inc.                50,000,000

* Limit of $800,000,000 is to be shared between The UBS Funds and UBS Relationship Funds.